Filed Pursuant to Rule 424(b)(3)

Registration No. 333-114723

Prospectus Supplement No.1 dated March 2, 2005

(to Prospectus dated July 30, 2004)

2,500,000 Shares

EQUINIX, INC.

Common Stock

The following information supplements the information contained in our prospectus dated July 30, 2004, relating to the resale by certain of our selling stockholders of up to 2,500,000 shares of our common stock. Crosslink Crossover Fund III, L.P. and Offshore Crosslink Crossover Fund III recently distributed 335,762 and 64,238 shares, respectively, of our common stock to their limited partners and other interest holders. You should read this prospectus supplement in conjunction with the prospectus, and this prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus.

The information contained in the table appearing under the heading “Selling Stockholders” on pages 12 through 15 of the prospectus is hereby amended and restated in its entirety as follows:

Name and Address of Selling Stockholders***	Shares Beneficially Owned Prior to Offering			Number of Shares Being Offered	Shares Beneficially Owned After the Offering**
	Number of Shares		Percent		Number of Shares	Percent
Crosslink Ventures IV, L.P. Two Embarcadero Center Suite 2200 San Francisco, CA 94111	368,000	(1)	1.58%	368,000	0	—

Crosslink Omega Ventures IV GmbH & Co. KG Two Embarcadero Center Suite 2200 San Francisco, CA 94111	16,100	(1)	*	16,100	0	—

Name and Address of Selling Stockholders***	Shares Beneficially Owned Prior to Offering			Number of Shares Being Offered	Shares Beneficially Owned After the Offering**
	Number of Shares		Percent		Number of Shares	Percent
Offshore Crosslink Omega Ventures IV UBS (Cayman Islands) Ltd. P.O. Box 852 GT Grand Cayman, Cayman Islands	130,401	(1)	*	130,401	0	—

Omega Bayview IV Two Embarcadero Center Suite 2200 San Francisco, CA 94111	13,898	(1)	*	13,898	0	—

Crosslink Crossover Fund III. L.P. Two Embarcadero Center Suite 2200 San Francisco, CA 94111	690,838	(7)	2.97%	519,738	171,100	*

Offshore Crosslink Crossover Fund III UBS (Cayman Islands) Ltd. P.O. Box 852 GT Grand Cayman, Cayman Islands	132,262	(8)	*	99,512	32,750	*

Gary Hromadko Two Embarcadero Center Suite 2200 San Francisco, CA 94111	159,175	(2)	*	134,175	25,000	*

1993 GF Partnership, L.P.	6,916	(11)	*	6,916	0	—

American Family Mutual Insurance Co.	51,212	(12)	*	51,212	0	—

David Anderson	2,626	(3)	*	2,626	0	—

Jeffery Anderson	2,626	(3)	*	2,626	0	—

John R. Anderson IRA	4,260	(13)	*	4,260	0	—

Kristin Anderson	2,626	(3)	*	2,626	0	—

Tracy Anderson	2,626	(3)	*	2,626	0	—

Athlon Venture Fund I	14,003	(3)	*	14,003	0	—

Beehive Investors II, LLC	7,002	(3)	*	7,002	0	—

Blatt Funk Living Trust	175	(3)	*	175	0	—

Briggs & Stratton Retirement Plan Trust	150,695	(14)	*	150,695	0	—

City National Corporation	3,501	(3)	*	3,501	0	—

Cornerstone Ventures	875	(3)	*	875	0	—

Couric Family Living Trust dtd 2-12-03	10,503	(3)	*	10,503	0	—

Downey Toy Company	1,400	(3)	*	1,400	0	—

Steven & Debra Elefant Trust	350	(3)	*	350	0	—

James Feuille	3,501	(3)	*	3,501	0	—

Kimberly Fox	350	(3)	*	350	0	—

Name and Address of Selling Stockholders***	Shares Beneficially Owned Prior to Offering			Number of Shares Being Offered	Shares Beneficially Owned After the Offering**
	Number of Shares		Percent		Number of Shares	Percent
GE Capital	17,504	(3)	*	17,504	0	—

Getz Family Trust	10,503	(3)	*	10,503	0	—

Glenbrook Partners, LP	10,503	(3)	*	10,503	0	—

GS PEP 1999 Manager Fund	935	(3)	*	935	0	—

GS PEP Technology Fund 2000	29,443	(3)	*	29,443	0	—

GS PEP Technology Fund Offshore	11,619	(3)	*	11,619	0	—

Gutierrez Anderson Community Trust UDT dated June 18, 2001	4,260	(13)	*	4,260	0	—

Barry Hon	3,501	(3)	*	3,501	0	—

Horizons Trading	17,504	(3)	*	17,504	0	—

Adam Kablanian	7,002	(3)	*	7,002	0	—

Key Capital	35,009	(3)	*	35,009	0	—

Lakeside Family I, LLC	3,501	(3)	*	3,501	0	—

Merit Venture Fund IV, LP	7,002	(3)	*	7,002	0	—

Northrop Grumman	122,528	(3)	*	122,528	0	—

Penny Hardaway Investments LLC	3,501	(3)	*	3,501	0	—

Permal Private Equity Holdings 2000, LP	8,752	(3)	*	8,752	0	—

Wayne L. Prim Foundation	1,750	(3)	*	1,750	0	—

William M. Schwartz	175	(3)	*	175	0	—

Sentry Insurance	35,009	(3)	*	35,009	0	—

Shah 1996 Trust	7,002	(3)	*	7,002	0	—

Shea Ventures, LLC	21,005	(3)	*	21,005	0	—

Grant Shoemaker, LLC	875	(3)	*	875	0	—

Shubat Family Revocable Trust	3,501	(3)	*	3,501	0	—

Stone Street PEP Technology Fund 2000	10,517	(3)	*	10,517	0	—

Stoneridge Investments, LP	15,174	(15)	*	15,174	0	—

Joseph Sullivan	525	(3)	*	525	0	—

Tullius Investors II, LLC	3,501	(3)	*	3,501	0	—

Peter Vidmar	1,050	(3)	*	1,050	0	—

Frank Wilhelme Trust	88	(3)	*	88	0	—

Windsmog Partners LLC	7,002	(3)	*	7,002	0	—

Woodside Investments, LP	3,501	(3)	*	3,501	0	—

Alton Wright	1,050	(3)	*	1,050	0	—

	Shares Beneficially Owned Prior to Offering			Number of Shares Being Offered	Shares Beneficially Owned After the Offering**
Name and Address of Selling Stockholders***	Number of Shares		Percent		Number of Shares	Percent

BVT-CAM Private Equity Global Fund GmbH & Co. KG	2,901	(4)	*	2,901	0	—

CAM ZWEI Private Equity GmbH & Co. KG	11,604	(4)	*	11,604	0	—

Hasso Plattner	9,645	(4)	*	9,645	0	—

Atwill Holdings, Ltd.	27,890	(5)	*	27,890	0	—

HFI Private Equity, Ltd.	37,186	(5)	*	37,186	0	—

IDF Investment Foundation	9,297	(5)	*	9,297	0	—

Industrial Bank of Kuwait	11,156	(5)	*	11,156	0	—

JAFCO America Ventures	3,719	(5)	*	3,719	0	—

JAFCO Co., Ltd.	7,437	(5)	*	7,437	0	—

MF Custodians Ltd.	13,387	(5)	*	13,387	0	—

Mizuho Bank	55,778	(5)	*	55,778	0	—

Mizuho Capital Company	7,437	(5)	*	7,437	0	—

Tokio Marine and Fire	18,593	(5)	*	18,593	0	—

WHC, Inc.	3,719	(5)	*	3,719	0	—

Thomas Bliska	9,039	(16)	*	9,039	0	—

Tucker Brockhoff	523	(6)	*	523	0	—

Jason Duckworth	314	(6)	*	314	0	—

Daniel Dunn	5,094	(17)	*	5,094	0	—

Dave Epstein	1,047	(6)	*	1,047	0	—

Gerri Grossmann	401	(6)	*	401	0	—

Vladimir Jacimovic	2,399	(18)	*	2,399	0	—

Chris Kaegi	236	(6)	*	236	0	—

Seymour Kaufman	9,705	(19)	*	9,705	0	—

Neil J. Koren	523	(6)	*	523	0	—

Colleen Lindgren	523	(6)	*	523	0	—

Dorothy Lipton	52	(6)	*	52	0	—

Bruce A. MacNaughton, Jr.	262	(6)	*	262	0	—

David L. Mahoney	523	(6)	*	523	0	—

Bill Nolan	1,708	(6)	*	1,708	0	—

Nancy Payne	393	(6)	*	393	0	—

Matt Pedley	79	(6)	*	79	0	—

Jason Sanders	592	(6)	*	592	0	—

	Shares Beneficially Owned Prior to Offering			Number of Shares Being Offered	Shares Beneficially Owned After the Offering**
Name and Address of Selling Stockholders***	Number of Shares		Percent		Number of Shares	Percent

Michael Stark	47,464	(20)	*	47,464	0	—

Sonia Survanshi	262	(6)	*	262	0	—

Barbara Thomas	131	(6)	*	131	0	—

University of Michigan	523	(6)	*	523	0	—

Charles Schwab fbo James Feuille IRA	589	(9)	*	589	0	—

10 Gracie Square, LLC	552	(9)	*	552	0	—

BancBoston Capital, Inc.	6,074	(9)	*	6,074	0	—

Bartek Investments—2, Ltd	777	(9)	*	777	0	—

Bean, Bruce & Pamela Living Trust	228	(9)	*	228	0	—

Richard Braemer	380	(9)	*	380	0	—

Burgess Family Trust	1,964	(9)	*	1,964	0	—

James N. Chapman	311	(9)	*	311	0	—

Costello, Joseph	5,243	(9)	*	5,243	0	—

Czepiel, Robert	259	(9)	*	259	0	—

Darby Family Living Trust dated 4-27-99	934	(9)	*	934	0	—

Diller, James & June Trust	744	(9)	*	744	0	—

Doan, Anna Junia	538	(9)	*	538	0	—

Edwards 1997 Family Trust	532	(9)	*	532	0	—

Elkus, Richard	331	(9)	*	331	0	—

Evergreen Ventures Ltd.	1,228	(9)	*	1,228	0	—

Finkel, Howard B. Restated Living Trust	413	(9)	*	413	0	—

Fishman, Mark	543	(9)	*	543	0	—

Gordon Family Trust	2,250	(9)	*	2,250	0	—

Graham, Ginger Lu	413	(9)	*	413	0	—

Grant, Laird	552	(9)	*	552	0	—

Michael L. Hackworth, Trustee of the Michael L. Hackworth Trust U/D/T dated 8/1/88	1,409	(9)	*	1,409	0	—

John Heiner	348	(9)	*	348	0	—

Hetz, David and Elizabeth Trust	567	(9)	*	567	0	—

Hwang, Li-San & Anne Community Property Trust	3,109	(9)	*	3,109	0	—

Jarrat Enterprises LP	1,163	(9)	*	1,163	0	—

John Carroll University	3,066	(9)	*	3,066	0	—

	Shares Beneficially Owned Prior to Offering			Number of Shares Being Offered	Shares Beneficially Owned After the Offering**
Name and Address of Selling Stockholders***	Number of Shares		Percent		Number of Shares	Percent

Kaplan Family Trust	1,189	(9)	*	1,189	0	—

Blum Marilyn Kaplan TTEE Bernard Blum Trust	15,185	(9)	*	15,185	0	—

Kelly, James L, Revocable Trust dated 9/26/03	261	(9)	*	261	0	—

Kelly, Lisa C. Revocable Trust Dated July 15, 2004	359	(9)	*	359	0	—

Kleinfeld, Abraham and Jan Robinson	76	(9)	*	76	0	—

Krishnan Shah Family Limited Partnership	1,103	(9)	*	1,103	0	—

Levy, Lawrence & Hillary, H&L Trust	586	(9)	*	586	0	—

LJR Limited Partnership	2,902	(9)	*	2,902	0	—

Mandel, Alfred	759	(9)	*	759	0	—

Marten, Alan and Mary	380	(9)	*	380	0	—

Pat McDonagh	5,491	(9)	*	5,491	0	—

Kenneth Melkus	2,415	(9)	*	2,415	0	—

Mellon Bank as Trustee of Total Fina Elf Finance USA, Inc. Master Trust	41,505	(9)	*	41,505	0	—

Merkin Venture Management LLC	1,937	(9)	*	1,937	0	—

Nicola Miner Revocable Trust	620	(9)	*	620	0	—

Miscione Family Trust	1,103	(9)	*	1,103	0	—

Moore Family Trust	340	(9)	*	340	0	—

Otellini, Paul	304	(9)	*	304	0	—

P&C Lacelaw Trust FBO Charlotte Wallace	1,095	(9)	*	1,095	0	—

P&C Lacelaw Trust FBO Jessie Peterson	1,095	(9)	*	1,095	0	—

RHP Investments, LP	1,325	(9)	*	1,325	0	—

RJ Family Trust U/D/T 6-16-94	1,122	(9)	*	1,122	0	—

Rombach, Richard Robert	435	(9)	*	435	0	—

Saint Ignatius High School	810	(9)	*	810	0	—

Shoemaker Family Investment LLC	552	(9)	*	552	0	—

South Ferry #2 , L.P.	12,359	(9)	*	12,359	0	—

Streicher -National City Bank, Trustee UTA Calfee Halter & Griswold LLP PST PBO James F. Streicher	219	(9)	*	219	0	—

Charles R. Stuckey, Jr.	2,200	(9)	*	2,200	0	—

Technology Opportunity Fund, LLC	2,893	(9)	*	2,893	0	—

Name and Address of Selling Stockholders***	Shares Beneficially Owned Prior to Offering			Number of Shares Being Offered	Shares Beneficially Owned After the Offering**
	Number of Shares		Percent		Number of Shares	Percent

Louis R. & Maureen F. Tomasetta	821	(9)	*	821	0	—

Vonderschmitt, Bernard V. and Theresa S. Trust	1,845	(9)	*	1,845	0	—

Babak Yazdani and Lisa Marie Yazdani, Trustees UTA dated April 27, 2000	88	(9)	*	88	0	—

DeWalt H. Ankeny	1,311	(9)	*	1,311	0	—

SMC Alternative Investment Fund	2,748	(9)	*	2,748	0	—

Donald H. Ankeny	276	(9)	*	276	0	—

Philip D. Ankeny	276	(9)	*	276	0	—

Baker, Catherine	255	(9)	*	255	0	—

Bayview 2000, LP	1,182	(9)	*	1,182	0	—

Behrens, Kathleen M.	114	(9)	*	114	0	—

Bianchina, Rick	136	(9)	*	136	0	—

Birnie Family Partners LP	213	(9)	*	213	0	—

Frank Bonsal	268	(9)	*	268	0	—

Joel Company	823	(9)	*	823	0	—

Goel Family Partnership	1,991	(9)	*	1,991	0	—

Gomberg, Marc	152	(9)	*	152	0	—

Henriquez Family Trust dtd 5/11/99	326	(9)	*	326	0	—

Hodapp, Thomas	301	(9)	*	301	0	—

Richard Kramlich	336	(9)	*	336	0	—

Leupp, Jay Paul	276	(9)	*	276	0	—

Michael and Margaret McCaffery Trust	818	(9)	*	818	0	—

J & S Morley Investment Partnership	3,167	(9)	*	3,167	0	—

Permalon Limited	5,352	(9)	*	5,352	0	—

Powers, John	281	(9)	*	281	0	—

Ring, William T. and Constance W. Ring Trust	173	(9)	*	173	0	—

Robertson, Sanford R. and Jeanne, Trustees of The Robertson Revocable Trust, dated November 27, 2002	380	(9)	*	380	0	—

Rogers Investment Partners	1,234	(9)	*	1,234	0	—

Rohal, John	119	(9)	*	119	0	—

Rossi Family Living Trust	642	(9)	*	642	0	—

J.F. Shea & Co., Inc. as Nominee 1995-42	4,336	(9)	*	4,336	0	—

	Shares Beneficially Owned Prior to Offering			Number of Shares Being Offered	Shares Beneficially Owned After the Offering**
Name and Address of Selling Stockholders***	Number of Shares		Percent		Number of Shares	Percent

J.F. Shea & Co., Inc. as Nominee 1999-62	3,339	(9)	*	3,339	0	—

Shell Ridge Ventures	777	(9)	*	777	0	—

Sherman, Mark H.	179	(9)	*	179	0	—

Waho Fund	1,594	(9)	*	1,594	0	—

Weisberg, Michael	979	(9)	*	979	0	—

Whiteford, Mitch	48	(9)	*	48	0	—

Tony Brenner	1,344	(21)	*	1,344	0	—

Lorre Erlick	1,344	(21)	*	1,344	0	—

Nolan Family Revocable Trust	2,630	(22)	*	2,630	0	—

Steven L. Grossmann and Gerri H. Grossmann, Trustees of the 2001 Grossmann Revocable Trust	415	(23)	*	415	0	—

Charles Fletcher Payne and Nancy D. Payne 2000 Trust	218	(24)	*	218	0	—

RS Investment Management	5,944	(25)	*	5,944	0	—

Caroline Wood	752	(26)	*	752	0	—

Mitsui Sumitomo Asset Management Co., Ltd.	23,068	(10)	*	23,068	0	—

The Kyoei Fire & Marine Insurance Co., Ltd.	27,053	(10)	*	27,053	0	—

Asahi Mutual Life Insurance	11,534	(10)	*	11,534	0	—

TOTAL	2,728,850		—	2,500,000	228,850	—

*	Less than 1%.
**	Assumes sale of all the shares offered; however, the selling stockholders may or may not sell all or any of the offered shares.
***	Includes limited partners, donees and pledgees selling shares that are received from a named selling stockholder.
(1)	These shares of common stock were issued upon conversion of a Series A-2 convertible secured note.
(2)	Includes 25,000 shares of common stock received upon the exercise of a common stock warrant, 125,000 shares of common stock that were issued upon conversion of a Series A-2 convertible secured note, 8,679 shares received in a distribution from Crosslink Crossover Fund III, L.P., and 496 shares received in a distribution from Offshore Crosslink Crossover Fund III.
(3)	All shares being offered were received in a distribution from Crosslink Ventures IV, L.P.
(4)	All shares being offered were received in a distribution from Crosslink Omega Ventures IV GmbH & Co. KG.
(5)	All shares being offered were received in a distribution from Offshore Crosslink Omega Ventures IV.
(6)	All shares being offered were received in a distribution from Omega Bayview IV.
(7)	Includes 171,100 shares of common stock received upon the exercise of a common stock warrant, and 519,738 shares of common stock that were issued upon conversion of a Series A-2 convertible secured note.
(8)	Includes 32,750 shares of common stock received upon the exercise of a common stock warrant, and 99,512 shares of common stock that were issued upon conversion of a Series A-2 convertible secured note.

(9)	All shares being offered were received in a distribution from Crosslink Crossover Fund III, L.P.
(10)	All shares being offered were received in a distribution from Offshore Crosslink Crossover Fund III.
(11)	Includes 5,951 shares received in a distribution from Crosslink Ventures IV, L.P. and 965 shares received in a distribution from Crosslink Crossover Fund III, L.P.
(12)	Includes 35,009 shares received in a distribution from Crosslink Ventures IV, L.P. and 16,203 shares received in a distribution from Crosslink Crossover Fund III, L.P.
(13)	Includes 3,501 shares received in a distribution from Crosslink Ventures IV, L.P. and 759 shares received in a distribution from Crosslink Crossover Fund III, L.P.
(14)	Includes 52,513 shares received in a distribution from Crosslink Ventures IV, L.P. and 98,182 shares received in a distribution from Crosslink Crossover Fund III, L.P.
(15)	Includes 14,003 shares received in a distribution from Crosslink Ventures IV, L.P. and 1,171 shares received in a distribution from Crosslink Crossover Fund III, L.P.
(16)	Includes 523 shares received in a distribution from Omega Bayview IV, 8,055 shares received in a distribution from Crosslink Crossover Fund III, L.P., and 461 shares received in a distribution from Offshore Crosslink Crossover Fund III.
(17)	Includes 262 shares received in a distribution from Omega Bayview IV, 4,571 shares received in a distribution from Crosslink Crossover Fund III, L.P., and 261 shares received in a distribution from Offshore Crosslink Crossover Fund III.
(18)	Includes 1,597 shares received in a distribution from Omega Bayview IV, 759 shares received in a distribution from Crosslink Crossover Fund III, L.P., and 43 shares received in a distribution from Offshore Crosslink Crossover Fund III.
(19)	Includes 8,706 shares received in a distribution from Omega Bayview IV, 945 shares received in a distribution from Crosslink Crossover Fund III, L.P., and 54 shares received in a distribution from Offshore Crosslink Crossover Fund III.
(20)	Includes 36,422 shares received in a distribution from Omega Bayview IV, 10,459 shares received in a distribution from Crosslink Crossover Fund III, L.P., and 583 shares received in a distribution from Offshore Crosslink Crossover Fund III.
(21)	Includes 1,271shares received in a distribution from Crosslink Crossover Fund III, L.P. and 73 shares received in a distribution from Offshore Crosslink Crossover Fund III.
(22)	Includes 2,488 shares received in a distribution from Crosslink Crossover Fund III, L.P. and 142 shares received in a distribution from Offshore Crosslink Crossover Fund III.
(23)	Includes 393 shares received in a distribution from Crosslink Crossover Fund III, L.P. and 22 shares received in a distribution from Offshore Crosslink Crossover Fund III.
(24)	Includes 206 shares received in a distribution from Crosslink Crossover Fund III, L.P. and 12 shares received in a distribution from Offshore Crosslink Crossover Fund III.
(25)	Includes 5,622 shares received in a distribution from Crosslink Crossover Fund III, L.P. and 322 shares received in a distribution from Offshore Crosslink Crossover Fund III.
(26)	Includes 711 shares received in a distribution from Crosslink Crossover Fund III, L.P. and 41 shares received in a distribution from Offshore Crosslink Crossover Fund III.